POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints ROBERT A. YELLOWLEES and E. MICHAEL INGRAM, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE       TITLE   DATE

    Robert A. Yellowlees        Chairman of the Board            August 12, 1994
- --------------------------      of Directors, President
Robert A. Yellowlees            and Chief Executive Officer



    Edward L. Barlow            Director                         August 12, 1994
- --------------------------
Edward L. Barlow

     L. Neil Williams, Jr.      Director                         August 12, 1994
- -------------------------
L. Neil Williams, Jr.

     James B. Edwards           Director                         August 12, 1994
- --------------------------
James B. Edwards

     Don W. Sands               Director                         August 12, 1994
- --------------------------
Don W. Sands

     Ira C. Herbert             Director                         August 12, 1994
- --------------------------
Ira C. Herbert